Exhibit 99.1

News Release

Investor Contacts:	Milt Childress	EnPro Industries, Inc.
	Executive Vice President and	5605 Carnegie Boulevard
	Chief Financial Officer	Charlotte, North Carolina, 28209-4674
Phone:704-731-1500
	James Gentile	Fax: 704-731-1511
	Vice President, Investor Relations	www.enproindustries.com

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

Enpro Reports Strong Second Quarter 2021 Results; Increases Full-Year Guidance

Second Quarter 2021 Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

•	Sales of $298.6 million increased 20.9% on strong growth across all segments; organic sales increased 27.1%
•	Income from continuing operations attributable to EnPro Industries, Inc. was $29.3 million, compared to loss of $3.3 million
•	Adjusted EBITDA increased 52.5% to $57.2 million; adjusted EBITDA margin increased 400 bps to 19.2%
•	Diluted earnings per share from continuing operations attributable to EnPro Industries, Inc. was $1.41, compared to a diluted loss per share of $0.16
•	Adjusted diluted earnings per share increased 77.3% to $1.56 versus $0.88
•	Net debt to adjusted EBITDA ratio reduced to 1.1x at June 30, 2021
•	Raising 2021 guidance ranges: sales of $1.075 to $1.125 billion, adjusted EBITDA of $200 to $210 million, and adjusted diluted earnings per share from continuing operations of $5.16 to $5.50

CHARLOTTE, N.C., August 3, 2021 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and six months ended June 30, 2021.

“Our portfolio reshaping strategy, focus on organic growth drivers and cost discipline drove significantly improved operating leverage in the second quarter. We reported a strong adjusted EBITDA margin of 19.2%, a 400 basis point improvement compared to a year ago and 60 basis points sequentially,” said Eric Vaillancourt, Interim President and Chief Executive Officer. “We saw momentum across all businesses in the second quarter as the global economic recovery continued.”

Mr. Vaillancourt continued, “Performance was solid across all three segments. Growth continued at a brisk pace in Advanced Surface Technologies. We were pleased with the financial performance within Sealing Technologies, benefiting from portfolio reshaping actions taken over the last two years, in addition to strong sales growth.  Engineered Materials segment showed material profit improvement on strong sales growth. With a strong balance sheet, we have ample financial flexibility to invest in organic growth as well as pursue strategic acquisition opportunities.”

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarters Ended June 30,			Six months ended June 30,
	2021	2020	Change	2021	2020	Change
Net Sales	$298.6	$247.0	20.9%	$577.9	$529.7	9.1%
Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.	$29.3	$(3.3)	nm	$47.3	$6.8	595.6%
Diluted Earnings (Loss) Per Share Attributable to EnPro Industries, Inc. Continuing Operations	$1.41	$(0.16)	nm	$2.28	$0.33	590.9%
Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc.*	$32.4	$18.0	80.0%	$60.7	$37.7	61.0%
Adjusted Diluted Earnings Per Share*	$1.56	$0.88	77.3%	$2.92	$1.83	59.6%
Adjusted EBITDA*	$57.2	$37.5	52.5%	$109.3	$78.1	39.9%
Adjusted EBITDA Margin*	19.2%	15.2%		18.9%	14.7%

*See the attached schedules for adjustments and reconciliations to GAAP numbers

Second Quarter 2021 Consolidated Results

Sales of $298.6 million increased 20.9% compared to the second quarter of 2020 as we experienced growth across all segments. By end market, we saw positive momentum in the general industrial, food & pharma, heavy-duty truck, semiconductor, automotive, petrochemical, and oil & gas markets, as well as the contribution from Alluxa, partially offset by weakness in power generation and aerospace markets. Excluding the impact of foreign currency exchange translation and acquired and divested businesses, sales for the quarter grew 27.1% compared to the second quarter of 2020.

Corporate expenses of $12.8 million in the second quarter of 2021 increased from $7.1 million a year ago. The increase was driven primarily by higher incentive compensation accruals reflecting the higher year-over-year performance.

Income from continuing operations attributable to EnPro Industries, Inc. was $29.3 million, compared to a loss of $3.3 million in the prior-year period. Adjusted income from continuing operations attributable to EnPro Industries, Inc. of $32.4 million increased 80.0% compared to the second quarter of 2020. Diluted earnings per share attributable to EnPro Industries, Inc. continuing operations was $1.41, compared to $(0.16) in the prior-year period and adjusted diluted earnings per share was $1.56, compared to $0.88 in the prior-year period, an increase of 77.3%.

Adjusted EBITDA of $57.2 million increased 52.5% compared to the prior-year period driven primarily by higher operating leverage from strong organic sales growth, the addition of Alluxa and favorable pricing, partially offset by increased raw material costs and higher incentive compensation accruals. Adjusted EBITDA margin of 19.2% increased 400 basis points compared to the prior-year period.

Second Quarter 2021 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding critical environments
Includes Garlock, STEMCO, and Technetics Group (excluding Technetics Semi) businesses

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Sales	$162.5	$150.6	7.9%	$309.0	$324.2	(4.7)%
Adjusted Segment EBITDA	$42.4	$30.5	39.0%	$76.4	$64.1	19.2%
Adjusted Segment EBITDA Margin	26.1%	20.3%		24.7%	19.8%

•
Sales increased 7.9% versus the prior-year period despite the impact of divestitures in 2020. Excluding the impact of foreign exchange translation and divested businesses, sales increased 25.3% versus the prior-year period. We saw strong demand in heavy-duty truck, general industrial, food & pharma and petrochemical markets.

•
Adjusted segment EBITDA increased 39.0% versus the prior-year period, due primarily to strong volume, price increases, savings from headcount reductions as well as favorable currency exchange translation, partially offset by increased material and labor costs and higher incentive accruals. Excluding the impact of foreign exchange translation and divestitures, adjusted segment EBITDA increased 45.6% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision products and services and optical solutions
Includes Technetics Semi, LeanTeq, and Alluxa businesses

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Sales	$59.2	$40.0	48.0%	$113.9	$76.7	48.5%
Adjusted Segment EBITDA	$15.6	$11.0	41.8%	$32.9	$18.3	79.8%
Adjusted Segment EBITDA Margin	26.4%	27.5%		28.9%	23.9%

•
Sales increased 48.0% versus the prior-year period driven by strong demand in the semiconductor market and the acquisition of Alluxa. Excluding the impact of foreign exchange translation and the acquisition of  Alluxa, sales increased 23.8% versus the prior-year period.

•
Adjusted segment EBITDA increased 41.8% versus the prior-year period, driven primarily by the Alluxa acquisition. Excluding the impact of foreign exchange translation and the acquisition of Alluxa, adjusted segment EBITDA was unchanged compared to the prior-year period, driven primarily by higher operating costs related to the stand-up and qualification of a third LeanTeq facility in Taiwan and foreign exchange related transactional charges.

Engineered Materials - High performance polymer applications and critical services
Includes GGB and CPI businesses

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Sales	$80.0	$58.6	36.5%	$160.4	$133.7	20.0%
Adjusted Segment EBITDA	$13.0	$4.9	165.3%	$25.6	$13.2	93.9%
Adjusted Segment EBITDA Margin	16.3%	8.4%		16.0%	9.9%

•
Sales increased 36.5% versus the prior-year period driven by stronger demand across all major end markets, including general industrial, automotive, oil & gas, and petrochemical. Excluding the impact of foreign exchange translation and divestiture of the GGB bushing block business completed last November, sales increased 34.2% compared to the prior-year period.

•
Adjusted segment EBITDA increased 165.3% versus the prior-year period, driven primarily by the strong sales volume recovery, SG&A cost reduction and favorable foreign exchange translation, partially offset by increased material costs and higher incentive accruals. Excluding the impact of foreign exchange translation and the GGB bushing block divestiture, adjusted segment EBITDA increased 155.3% compared to the prior-year period.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $58.5 million of cash flow from continuing operations during the six months ended June 30, 2021 and $48.3 million of free cash flow, net of $10.2 million in capital expenditures. This compares to $33.4 million of cash flow from continuing operations, or $24.5 million of free cash flow, net of $8.9 million in capital expenditures, in the prior-year period. The year-over-year change was driven primarily by higher operating profits, despite working capital investments to meet strong demand. During the second quarter, the company paid a regular quarterly dividend of $0.27 per share, totaling $11.3 million, for the first half of 2021.

Enpro ended the second quarter with cash of $261.9 million and full availability of a $400 million revolving credit facility, less $11.4 million in outstanding letters of credit. The company’s net debt to adjusted EBITDA ratio was 1.1x on June 30, 2021.

2021 Guidance

“Given our strong first half 2021 results and current order patterns, we now expect 2021 sales to be in the range of $1.075 billion to $1.125 billion, adjusted EBITDA to be in the range of $200 million to $210 million, and adjusted diluted earnings per share from continuing operations to be in the range of $5.16 to $5.50,” said Mr. Vaillancourt.

	Prior Guidance (as of 5/7/21)	Current Guidance (as of 8/3/21)
Sales	$1.05 – $1.10 billion	$1.075 – $1.125 billion
Adjusted EBITDA	$190 – $200 million	$200 – $210 million
Adjusted Diluted EPS	$4.74 – $5.08	$5.16 – $5.50

	Assumptions	Assumptions
Amortization of Acquisition-Related Intangible Assets	$44 – $46 million	$44 – $46 million
Depreciation and Other Amortization	$33 – $35 million	$30 – $32 million
Net Interest Expense	$15 – $17 million	$14 – $16 million
Normalized Tax Rate	30%	30%

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, August 3, at 8:30 a.m. Eastern Time to discuss second quarter 2021 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13714136. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted income from to continuing operations attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2021 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, including international markets that may not recover at the same pace as markets in the United States; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; other economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as disruptions in the pricing of oil and gas; prices and availability of its raw materials; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance excludes changes in the number of shares outstanding, impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, impacts from further spread of COVID-19, and environmental and litigation charges.

About Enpro

Enpro is a leading industrial technology company using materials science to push boundaries in semiconductor, life sciences, and other technology-enabled sectors. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

# # # #

APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$298.6	$247.0	$577.9	$529.7
Cost of sales	181.6	164.5	351.5	351.9
Gross profit	117.0	82.5	226.4	177.8
Operating expenses:
Selling, general and administrative	82.7	68.2	163.0	141.4
Other	2.4	12.5	4.3	14.1
Total operating expenses	85.1	80.7	167.3	155.5
Operating income	31.9	1.8	59.1	22.3
Interest expense	(4.0)	(3.9)	(8.0)	(8.6)
Interest income	0.2	0.4	0.4	1.1
Other income	1.9	0.3	1.8	1.7
Income (loss) from continuing operations before income taxes	30.0	(1.4)	53.3	16.5
Income tax expense	(0.8)	(1.8)	(6.0)	(9.5)
Income (loss) from continuing operations	29.2	(3.2)	47.3	7.0
Income (loss) from discontinued operations, including gain on sale, net of taxes	—	(3.2)	—	205.4
Net income (loss)	29.2	(6.4)	47.3	212.4
Less: net income (loss) attributable to redeemable non-controlling interests	(0.1)	0.1	—	0.2
Net income (loss) attributable to EnPro Industries, Inc.	$29.3	$(6.5)	$47.3	$212.2

Income (loss) attributable to EnPro Industries, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$29.3	$(3.3)	$47.3	$6.8
Income (loss) from discontinued operations, net of tax	—	(3.2)	—	205.4
Net income (loss) attributable to EnPro Industries, Inc.	$29.3	$(6.5)	$47.3	$212.2

Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$1.42	$(0.16)	$2.30	$0.33
Discontinued operations	—	(0.15)	—	9.99
Basic earnings (loss) per share	$1.42	$(0.31)	$2.30	$10.32
Average common shares outstanding (millions)	20.6	20.5	20.6	20.6

Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$1.41	$(0.16)	$2.28	$0.33
Discontinued operations	—	(0.15)	—	9.98
Diluted earnings (loss) per share	$1.41	$(0.31)	$2.28	$10.31
Average common shares outstanding (millions)	20.8	20.5	20.8	20.6

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars)

	2021	2020
Operating activities of continuing operations
Net income	$47.3	$212.4
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	—	(205.4)
Depreciation	13.8	15.0
Amortization	23.7	19.4
Deferred income taxes	(2.2)	(1.6)
Stock-based compensation	3.3	2.8
Other non-cash adjustments	4.0	11.7
Change in assets and liabilities, net of effects of divestitures of businesses:
Accounts receivable, net	(24.3)	2.7
Inventories	(10.6)	(1.5)
Accounts payable	16.7	(13.7)
Other current assets and liabilities	(11.5)	(10.9)
Other non-current assets and liabilities	(1.7)	2.5
Net cash provided by operating activities of continuing operations	58.5	33.4
Investing activities of continuing operations
Purchases of property, plant and equipment	(10.2)	(8.9)
Proceeds from (payments for) sale of businesses	(2.3)	444.9
Other	0.5	(2.4)
Net cash provided by (used in) investing activities of continuing operations	(12.0)	433.6
Financing activities of continuing operations
Proceeds from debt	—	24.9
Repayments of debt	(2.0)	(160.3)
Repurchase of common stock	—	(5.3)
Dividends paid	(11.3)	(10.8)
Other	(1.5)	(1.3)
Net cash used in financing activities of continuing operations	(14.8)	(152.8)
Cash flows of discontinued operations
Operating cash flows	—	(6.2)
Net cash used in discontinued operations	—	(6.2)
Effect of exchange rate changes on cash and cash equivalents	0.7	(4.9)
Net increase in cash and cash equivalents	32.4	303.1
Cash and cash equivalents at beginning of period	229.5	121.2
Cash and cash equivalents at end of period	$261.9	$424.3

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$7.5	$8.4
Income taxes, net	$18.1	$11.2

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2021 and December 31, 2020
(Stated in Millions of Dollars)

	June 30, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$261.9	$229.5
Accounts receivable, net	166.5	143.2
Inventories	149.1	139.1
Income tax receivable	51.9	49.6
Other current assets	16.7	17.6
Total current assets	646.1	579.0
Property, plant and equipment, net	189.6	195.0
Goodwill	621.4	621.8
Other intangible assets	532.2	553.6
Other assets	137.5	134.2
Total assets	$2,126.8	$2,083.6

Current liabilities
Current maturities of long-term debt	$3.9	$3.8
Accounts payable	85.0	69.8
Accrued expenses	127.6	128.4
Total current liabilities	216.5	202.0
Long-term debt	486.3	487.5
Deferred taxes and non-current income taxes payable	125.0	130.5
Other liabilities	129.3	136.7
Total liabilities	957.1	956.7

Redeemable non-controlling interests	51.6	48.4

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	292.2	289.6
Retained earnings	827.9	794.8
Accumulated other comprehensive loss	(1.0)	(4.9)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,118.1	1,078.5
Total liabilities and equity	$2,126.8	$2,083.6

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars)

Sales
	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sealing Technologies	$162.5	$150.6	$309.0	$324.2
Advanced Surface Technologies	59.2	40.0	113.9	76.7
Engineered Materials	80.0	58.6	160.4	133.7
	301.7	249.2	583.3	534.6
Less: intersegment sales	(3.1)	(2.2)	(5.4)	(4.9)
	$298.6	$247.0	$577.9	$529.7

Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$29.3	$(3.3)	$47.3	$6.8

Earnings before interest, income taxes, depreciation, amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sealing Technologies	$42.4	$30.5	$76.4	$64.1
Advanced Surface Technologies	15.6	11.0	32.9	18.3
Engineered Materials	13.0	4.9	25.6	13.2
	$71.0	$46.4	$134.9	$95.6

Adjusted Segment EBITDA Margin
	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sealing Technologies	26.1%	20.3%	24.7%	19.8%
Advanced Surface Technologies	26.4%	27.5%	28.9%	23.9%
Engineered Materials	16.3%	8.4%	16.0%	9.9%
	23.8%	18.8%	23.3%	18.0%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted Segment EBITDA	$71.0	$46.4	$134.9	$95.6
Acquisition and divestiture expenses	—	(0.5)	(0.1)	(1.3)
Non-controlling interest compensation allocation[1]	(1.3)	(0.5)	(2.9)	(1.1)
Amortization of the fair value adjustment to acquisition date inventory	(2.3)	—	(4.8)	—
Restructuring and impairment expense	(2.7)	(17.5)	(4.5)	(18.9)
Depreciation and amortization expense	(18.5)	(17.2)	(37.4)	(34.5)
Corporate expenses	(12.8)	(7.1)	(24.3)	(15.6)
Interest expense, net	(3.8)	(3.5)	(7.6)	(7.5)
Other income (expense), net	0.4	(1.5)	—	(0.2)
Income (loss) from continuing operations before income taxes	30.0	(1.4)	53.3	16.5
Income tax expense	(0.8)	(1.8)	(6.0)	(9.5)
Income (loss) from continuing operations	29.2	(3.2)	47.3	7.0
Less: net income (loss) attributable to redeemable non-controlling interests	(0.1)	0.1	—	0.2
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$29.3	$(3.3)	$47.3	$6.8

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs.  Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA.  The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Non-controlling interest compensation allocation[1]	$—	$1.3	$—	$1.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$2.3	$—	$2.3
Restructuring and impairment expense	$0.6	$—	$2.1	$2.7
Depreciation and amortization expense	$7.7	$7.7	$3.1	$18.5

	Quarter Ended June 30, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.5	$—	$—	$0.5
Non-controlling interest compensation allocation[1]	$—	$0.5	$—	$0.5
Restructuring and impairment expense	$15.7	$—	$1.8	$17.5
Depreciation and amortization expense	$9.3	$4.5	$3.4	$17.2

	Six Months Ended June 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.1	$—	$—	$0.1
Non-controlling interest compensation allocation[1]	$—	$2.9	$—	$2.9
Amortization of the fair value adjustment to acquisition date inventory	$—	$4.8	$—	$4.8
Restructuring and impairment expense	$2.0	$—	$2.5	$4.5
Depreciation and amortization expense	$15.7	$15.4	$6.3	$37.4

	Six Months Ended June 30, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$1.3	$—	$—	$1.3
Non-controlling interest compensation allocation[1]	$—	$1.1	$—	$1.1
Restructuring and impairment expense	$15.9	$—	$3.0	$18.9
Depreciation and amortization expense	$18.7	$8.9	$6.9	$34.5

1 Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)

For the Quarters and Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
	2021				2020
	$	Average common shares outstanding, diluted (millions)	Per Share		$	Average common shares outstanding, diluted (millions)		Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$29.3	20.8	$1.41		$(3.3)	20.5		$(0.16)
Net income (loss) from redeemable non-controlling interests	(0.1)				0.1
Income tax expense	0.8				1.8
Income (loss) from continuing operations before income taxes	30.0				(1.4)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	0.7				0.5
Non-controlling interest compensation allocations[1]	1.3				0.5
Amortization of acquisition-related intangible assets	11.3				9.0
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	2.7				17.5
Amortization of the fair value adjustment to acquisition date inventory	2.3				—
Adjustments from other non-operating expense:
Costs associated with previously disposed businesses	0.1				0.3
Net loss on sale of business	0.1				—
Pension income (non-service cost)	(2.1)				(0.6)
Other adjustments:
Other	(0.3)				—
Adjusted income from continuing operations before income taxes	46.1				25.8
Adjusted income tax expense	(13.8)				(7.7)
Net loss (income) from redeemable non-controlling interests	0.1				(0.1)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$32.4	20.8	$1.56	[2]	$18.0	20.6	[3]	$0.88	[2]

	Six Months Ended June 30,
	2021				2020
	$	Average common shares outstanding, diluted (millions)	Per Share		$	Average common shares outstanding, diluted (millions)	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$47.3	20.8	$2.28		$6.8	20.6	$0.33
Net income from redeemable non-controlling interests	—				0.2
Income tax expense	6.0				9.5
Income from continuing operations before income taxes	53.3				16.5
Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	0.7				1.3
Non-controlling interest compensation allocations[1]	2.9				1.1
Amortization of acquisition-related intangible assets	22.5				18.0
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	4.5				18.9
Amortization of the fair value adjustment to acquisition date inventory	4.8				—
Adjustments from other non-operating expense:
Costs associated with previously disposed businesses	0.4				0.7
Net loss (gain) on sale of businesses	2.0				(1.1)
Pension income (non-service cost)	(4.2)				(1.3)
Other adjustments:
Other	(0.2)				—
Adjusted income from continuing operations before income taxes	86.7				54.1
Adjusted income tax expense	(26.0)				(16.2)
Net income from redeemable non-controlling interests	—				(0.2)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$60.7	20.8	$2.92	[2]	$37.7	20.6	$1.83	[2]

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported income from continuing operations attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time.  The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.

Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.

Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.

The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 30.0% for continuing operations.  Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

1 Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

2 Adjusted diluted earnings per share.

3 There were 0.1 million potentially dilutive shares that were excluded from the computation of diluted earnings per share for the quarter ended June 30, 2020 because they were antidilutive. These shares were included in the computation of adjusted diluted earnings per share for that period.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Six Months Ended June 30, 2021 and 2020
(Stated in Millions of Dollars)

	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$29.3	$(3.3)	$47.3	$6.8
Net income (loss) attributable to redeemable non-controlling interests	(0.1)	0.1	—	0.2
Income (loss) from continuing operations	29.2	(3.2)	47.3	7.0

Adjustments to arrive at earnings from continuing operations before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	3.8	3.5	7.6	7.5
Income tax expense	0.8	1.8	6.0	9.5
Depreciation and amortization expense	18.6	17.2	37.5	34.5
Restructuring and impairment expense	2.7	17.5	4.5	18.9
Costs associated with previously disposed businesses	0.1	0.3	0.4	0.7
Net loss (gain) on sale of businesses	0.1	—	2.0	(1.1)
Acquisition and divestiture expenses	0.7	0.5	0.7	1.3
Pension income (non-service cost)	(2.1)	(0.6)	(4.2)	(1.3)
Non-controlling interest compensation allocation[1]	1.3	0.5	2.9	1.1
Amortization of the fair value adjustment to acquisition date inventory	2.3	—	4.8	—
Other	(0.3)	—	(0.2)	—
Adjusted EBITDA	$57.2	$37.5	$109.3	$78.1

1 Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as “EBITDA” under the indenture governing the Company’s 5.75% Senior Notes due 2026. For the six months ended June 30, 2021, approximately 65% of the adjusted EBITDA  as presented above was attributable to Enpro’s subsidiaries that do not guarantee the Company’s 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(Stated in Millions of Dollars)

Free Cash Flow - Six Months Ended June 30, 2021
Net cash provided by operating activities of continuing operations	$58.5
Purchases of property, plant, and equipment	(10.2)
Free cash flow	$48.3

Free Cash Flow - Six Months Ended June 30, 2020
Net cash provided by operating activities of continuing operations	$33.4
Purchases of property, plant, and equipment	(8.9)
Free cash flow	$24.5